CUSIP No. 756207106	13D	1 6 of 17

Exhibit 1

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Receptos, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Date: September 18, 2014

ARCH VENTURE FUND VII, L.P.

By:	ARCH Venture Partners VII, L.P. its General Partner

	By:	ARCH Venture Partners VII, LLC its General Partner

By: *
Managing Director

ARCH VENTURE PARTNERS VII, L.P.

By:	ARCH Venture Partners VII, LLC its General Partner

	By:	*
Managing Director

ARCH VENTURE PARTNERS VII, LLC

By:		*
Managing Director

ARCH VENTURE FUND VI, L.P.

By:	ARCH Venture Partners VI, L.P. its General Partner

	By:	ARCH Venture Partners VI, LLC its General Partner

By: *
Managing Director

CUSIP No. 756207106	13D	17 of 17

ARCH VENTURE PARTNERS VI, L.P.

By:	ARCH Venture Partners VI, LLC its General Partner

By: *
Managing Director

ARCH VENTURE PARTNERS VI, LLC

By:	*
Managing Director

* Clinton Bybee

* Keith Crandell

* Robert Nelsen

* By:	/s/ Mark McDonnell Mark McDonnell as Attorney-in-Fact

*	This Agreement was executed by Mark McDonnell pursuant to a Power of Attorney filed as Exhibit 24 to the Form 3 relating to the beneficial ownership of shares of the Issuer by the Reporting Persons filed with the Securities Exchange Commission on May 8, 2013 and incorporated herein in its entirety by reference.